Exhibit 99.1

ARES DYNAMIC CREDIT ALLOCATION FUND, INC. ANNOUNCES

CHANGES TO INVESTMENT POLICY

NEW YORK—July 15, 2015—Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”) (NYSE: ARDC) announced that the Fund’s non-fundamental investment policy with respect to investments in collateralized loan obligations (“CLOs”) has been amended to read as follows:

“Under normal market conditions, the Fund will not invest more than (i) 30% of its Managed Assets in securities issued by entities commonly referred to as CLOs (“CLO Securities”) and other asset-backed securities, or (ii) more than 7.5% of its Managed Assets in subordinated (or residual) tranches of CLO Securities. The Fund can invest in investment grade and below investment grade rated CLO Securities.”

This change in investment policy represents an increase in the Fund’s ability to invest in CLO Securities and other asset-backed securities from 20% of Managed Assets to 30% of Managed Assets and an increase in the Fund’s ability to invest in subordinated (or residual) tranches of CLO Securities from 0% to 7.5% of Managed Assets. “Managed Assets” means the total assets of the Fund (including any assets attributable to any preferred shares that may be issued or to indebtedness) minus the Fund’s liabilities other than liabilities relating to indebtedness. This change in investment policy also permits the Fund to invest in below investment grade rated CLO Securities.

To the extent the Fund invests more of its Managed Assets in CLO Securities, or invests its Managed Assets in below investment grade CLO Securities or subordinated (or residual) tranches of CLO Securities, it may have greater exposure to the risks associated with those securities.  See “Risk Factors” below.

This change follows the approval by the Fund’s stockholders of amendments to certain of the Fund’s fundamental investment restrictions and 80% investment policy (together, the “Proposals”) at a joint special meeting of the Fund’s stockholders and the stockholders of Ares Multi-Strategy Credit Fund, Inc. that occurred on July 14, 2015 (the “Special Meeting”).  The Proposals were described in the Joint Proxy Statement/Prospectus, dated June 15, 2015, for the Special Meeting.  As detailed in the Joint Proxy Statement/Prospectus, the amendment to the Fund’s policy on investments in CLO Securities became effective upon stockholder approval of the Proposals. Security holders may obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC at the SEC’s web site at www.sec.gov.

The Fund’s daily New York Stock Exchange closing market price for its common shares, net asset value per common share, as well as other information, including updated portfolio statistics and performance, are available at www.arespublicfunds.com. The information on or accessible through www.arespublicfunds.com is not incorporated by reference herein.

Risk Factors

CLO Securities Risk.  CLOs issue securities in tranches with different payment characteristics and different credit ratings. The rated tranches of CLO Securities are generally assigned credit ratings by one or more nationally recognized statistical rating organizations. The subordinated (or residual) tranches do not receive ratings. Below investment grade tranches of CLO Securities typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO.

The riskiest portion of the capital structure of a CLO is the subordinated (or residual) tranche, which bears the bulk of defaults from the loans in the CLO and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the subordinated tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO Securities as a class. The risks of an investment in a CLO depend largely on the collateral and the tranche of the CLO in which the Fund invests.

The CLOs in which the Fund invests may have issued and sold debt tranches that will rank senior to the tranches in which the Fund invests. By their terms, such more senior tranches may entitle the holders to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments with respect to the tranches in which the Fund invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a CLO, holders of more senior tranches would typically be entitled to receive payment in full before the Fund receives any distribution. After repaying such senior creditors, such CLO may not have any remaining assets to use for repaying its obligation to the Fund. In the case of tranches ranking equally with the tranches in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such securities in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant CLO. Therefore, the Fund may not receive back the full amount of its investment in a CLO.

The transaction documents relating to the issuance of CLO Securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the CLO’s investment manager to maximize returns on the CLO Securities. In addition, other parties involved in CLOs, such as third-party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CLO Securities. Furthermore, CLO Securities issuance transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CLO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.

Payments to holders of CLO Securities may be subject to deferral. If cash flows generated by the underlying assets are insufficient to make all current and, if applicable, deferred payments on CLO Securities, no other assets will be available for payment of the deficiency and, following realization of the underlying assets, the obligations of the borrower of the related CLO Securities to pay such deficiency will be extinguished.

The market value of CLO Securities may be affected by, among other things, changes in the market value of the underlying assets held by the CLO, changes in the distributions on the underlying assets, defaults and recoveries on the underlying assets, capital gains and losses on the underlying assets, prepayments on underlying assets and the availability, prices and interest rate of underlying assets. Furthermore, the leveraged nature of each subordinated class may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets. Finally, CLO Securities are limited recourse and may not be paid in full and may be subject to up to 100% loss.

Below Investment Grade Rating Risk.  Debt instruments that are rated below investment grade are often referred to as “high yield” securities or “junk bonds.” Below investment grade instruments are rated “Ba1” or lower by Moody’s, “BB+” or lower by S&P or “BB+” or lower by Fitch or, if unrated, are judged by Ares Capital Management II LLC (the “Adviser”) to be of comparable credit quality. While generally providing greater income and opportunity for gain, below investment grade debt instruments may be subject to greater risks than securities or instruments that have higher credit ratings, including a higher risk of default. The credit rating of an instrument that is rated below investment grade does not necessarily address its market value risk, and ratings may from time to time change, positively or negatively, to reflect developments regarding the borrower’s financial condition. Below investment grade instruments often are considered to be speculative with respect to the capacity of the borrower to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than higher rated securities. Lower grade securities and similar debt instruments may be particularly susceptible to economic downturns. It is likely that a prolonged or deepening economic recession could adversely affect the ability of some borrowers issuing such debt instruments to repay principal and pay interest on the instrument, increase the incidence of default and severely disrupt the market value of the securities and similar debt instruments.

The secondary market for below investment grade instruments may be less liquid than that for higher rated instruments. Because unrated securities may not have an active trading market or may be difficult to value, the Fund might have difficulty selling them promptly at an acceptable price. To the extent that the Fund invests in unrated securities, the Fund’s ability to achieve its investment objectives will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.

Under normal market conditions, the Fund will invest in debt instruments rated in the lower rating categories (“Caa1” or lower by Moody’s, “CCC+” or lower by S&P or CCC+ or lower by Fitch) or unrated and of comparable quality. For these securities, the risks associated with below investment grade instruments are more pronounced. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment.

About Ares Dynamic Credit Allocation Fund, Inc.

Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) is a closed-end management company that is externally managed by Ares Capital Management II LLC, a subsidiary of Ares Management, L.P. ARDC seeks to provide an attractive level of total return, primarily through current income and, secondarily, through capital appreciation.  ARDC invests in a broad, dynamically-managed portfolio of credit investments. There can be no assurance that ARDC will achieve its investment objective. ARDC’s net asset value may be accessed through its NASDAQ ticker symbol, XADCX. Additional information is available at www.arespublicfunds.com.

About Ares Management, L.P.

Ares Management, L.P. (NYSE: ARES) is a leading global alternative asset manager with approximately $87 billion(i) of assets under management and more than 15 offices in the United States, Europe and Asia as of March 31, 2015.  Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the U.S. securities laws, and may relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and others beyond the Fund’s control. The Fund undertakes no duty to update any forward-looking statements made herein.

This document is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.  An investor should consider the investment objective, risks, charges and expenses of ARDC carefully before investing.

ARDC is a closed-end fund, which does not engage in continuous offerings of its shares. Since its initial public offerings, ARDC has traded on the New York Stock Exchange under the symbol ARDC. Investors wishing to purchase or sell shares may do so by placing orders through a broker dealer or other intermediary.

Contact

Mendel Communications LLC

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

or

Destra Capital Investments

ARDC@destracapital.com

(877) 855-3434

www.arespublicfunds.com

(i)  As of March 31, 2015, AUM amounts include capital available to vehicles managed or co-managed by Ares, including funds managed by Ivy Hill Asset Management, L.P.